UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2008

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24189
(Commission File Number)

65-0488983
(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 686-6078

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 8, 2008, we issued 2,000,000 common shares in the capital of our company and 2,000,000 common share purchase warrant, with each warrant entitling the holder to purchase one share of our common stock at a price of US$0.25 per share for a period of 24 months. The securities were issued as compensation for services rendered by consultants and by Larry M. Bigler, David Salari, officers of our company and by Stephen Parent and Daniel J. Forbush, officers and directors of our company.

We issued 1,900,000 common shares and 1,900,000 share purchase warrants to five U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

We issued 100,000 common shares and 100,000 share purchase warrants to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Stephen Parent
Stephen Parent
President and Chief Executive Officer

Date: April 15, 2008